                                                                   EXHIBIT 10.15

          E-Stamp Corporation/Modus Media Turnkey/Inventory Agreement
          -----------------------------------------------------------

Parties:
This Turnkey/Inventory Agreement ("the Agreement") is made and entered into between E-Stamp Corporation ("E-Stamp") 4009 Miranda Avenue, Suite 225, Palo Alto, Ca. 94304 and Modus Media International ("Modus Media"), 690 Canton Street, Westwood, MA 02090.

Purpose:
To define the terms by which Modus Media shall manufacture, warehouse and ship software Finished Goods for E-Stamp Corporation.

Section A: Deliverables Requirements
------------------------------------

Forecasts:
E-Stamp's requirements typically call for shipment of product in a time frame that is shorter than the time which the required components can ordinarily be procured or produced to order. Therefore, Modus Media will use E-Stamp-generated forecasts as a basis for component and raw material procurement or production scheduling. E-Stamp agrees to provide Modus Media a 90 day rolling forecast in 30 day buckets on the second Friday of the month prior to the beginning of the 90 days reflected in the forecast. Should E-Stamp fail to timely submit a forecast, Modus Media shall contact E-Stamp and request the forecast. The forecast will be sent in an agreed to electronic format, which may take the form of purchase orders or electronic mail messages. Materials (components and raw materials) will be purchased by Modus Media on E-Stamp's behalf, according to a forecast and purchase order provided by E-Stamp, using a net MRP process. This process will include a determination by Modus Media of an economic order quantity based upon either the month's forecast quantity, or a maximum of the ninety days forecast requirements less on hand balance. Authorization for procurement of this quantity is granted to Modus Media by E-Stamp as long as the quantity to be procured is less than or equal to the demand shown in the forecast.

Service Commitment:
Modus Media shall provide the services as set forth on Addendum A (Scope of Work
- SOW). Modus Media shall ship products on the same day as orders are received from E-Stamp, providing orders are supplied by E-Stamp by the deadlines indicated in the SOW. A ship confirmation file will be sent each day for the prior days' shipments.

Cancellations:
Should E-Stamp decide to cancel purchase orders, forecasts, or deliveries, discontinue work, or reduce total quantities, E-Stamp agrees to give Modus Media written notice, in the form of a purchase change order or electronic mail. In addition, E-Stamp agrees to pay Modus Media, as set forth below, for any materials and labor, at Modus Media's cost, for work completed; for all work procured; also for all work in process as of the date and time Modus Media receives notification of cancellation or change. This payment may include extraordinary costs actually incurred by Modus Media, including but not limited to extraordinary administrative expenses and shall not be unreasonable. Modus Media agrees to work in good faith to limit the potential chargeable costs by rescheduling procurement of components, deliveries, and manufacturing and assembly as long as is reasonably possible and cost effective. Interrupted but completed work and non-standard material which cannot be utilized may be invoiced in normal billing cycles once E-Stamp has been so advised. E-Stamp agrees to provide a revised Purchase Order for the work completed at the time of cancellation.

Quality Standard:
Modus Media warrants that its services performed and materials requested hereunder will meet the criteria set forth in the Modus Media International Standard Attributes Manual and the SOW, attached hereto as Addendum C.

Section B:  Procurement, Manufacturing and Inventory
----------------------------------------------------

Component and Raw Material Procurement:
Modus Media will produce or procure components and raw material in accordance with Section A, "Forecast", and retain ownership of these components on E-Stamp's behalf as set forth herein. E-Stamp agrees to purchase or dispose of all such components and raw materials in accordance with the terms and conditions set forth in this Agreement. Modus Media agrees it shall not dispose of nor sell such raw material components to others, without E-Stamp's prior written consent. In no event will Modus Media procure or charge E-Stamp for unauthorized components or raw materials inventory. Only material which is of a quality suitable for its original use may be classified as excess or obsolete.

Excess Material:
Modus Media will provide a monthly inventory report which will provide aging information by raw material component. Any raw materials not made into finished goods after 90 days will be subject to the storage charges set forth on Addendum B (Pricing). Should any raw materials not be made into Finished Goods within 180 days, at the end of 180 days, at the request of Modus Media, E-Stamp will purchase any remaining raw material and component inventory and authorize Modus Media to scrap the product, ship it to E-Stamp, or to continue to store at the storage charges set forth on the Addendum B. E-Stamp's purchase of such Excess Material will be charged at cost plus markup, as set forth on Addendum B. A scrapping fee, if applicable, will be determined on a case by case basis depending on circumstances. The scrapping fee shall be reduced or waived if Modus Media retains recycling benefit of scrapped materials. Modus Media reserves the right to charge E-Stamp for "cost of money" invested in raw materials stored for more than ninety (90) days. Addendum B sets forth applicable storage, and "cost of money" charges.

Manufacturing:
E-Stamp will provide a Purchase Order authorizing Modus Media to build products according to E-Stamp's forecast. Blanket Purchase Orders will be issued to cover the turnkey manufacturing. Separate POs will be issued for non-routine events and will be consistent with the prices set forth on Addendum B. Purchase Orders may be delivered in hard copy, fax, electronic mail, or via EDI message.

E-Stamp will provide a Purchase Order at the end of each month for the following month's production, which shall be based on E-Stamp's 90 day rolling forecast.

Changes in quantities, manufacturing specifications supplied by E-Stamp or delivery schedules may result in price adjustments and production schedule changes in accordance with the terms of this Agreement. Modus Media will make every effort to maintain price consistency and reduce purchase price variance for E-Stamp in these situations.

Media Replication:
For work involving CD-ROM replication, all input files, CD-Rs or compact discs furnished by E-Stamp will be used solely for E-Stamp's work and remain E-Stamp's property. All tooling, including masters, stampers or any other tooling made by Modus Media will be used solely for E-Stamp work but will remain Modus Media property.

Finished Goods Inventory:
E-Stamp will purchase all Finished Goods inventory upon completion of manufacturing. Storage of Finished Goods will be charged as set forth in Addendum B. Modus Media will provide a costed inventory report each month that will show the previous month end inventory.

Inventory Reports and Shrinkage:
Modus Media will provide inventory and inventory adjustment reports to E-Stamp for both Component and Finished Goods Inventory.

Section C:  Pricing of Materials
--------------------------------

Pricing of materials and services are set forth on the Addendum B to this Agreement.

Component and raw material pricing set forth on the Addendum B are subject to changes in market prices. Modus Media will notify E-Stamp of any change in component or raw materials pricing that exceeds plus or minus 5%, and change pricing to reflect such changes at the next periodic pricing review. If a change in forecast quantity for a component results in a change in price of more than 10% (+/-) for that component, the price will be changed on that component at that time of change.

Storage fees for less than 90 days raw materials and components will be included in the kit pricing.

If overtime is required, Modus Media will so advise E-Stamp of such charges and obtain prior consent from E-Stamp. Working standard Modus Media holidays, at E-Stamp's request, will be billed on an overtime basis, as incurred. Overtime rates will be quoted and agreed upon by both parties before overtime work begins.

Pricing Methodology: Assembly
All assembly work will be charged a flat per touch rate according to how many touches per component.

Media Replication:
CD prices are included in Addendum B.

Make ready/Staging Fee:
This charge is reflected in Addendum B.

Palletization/Materials Fee:
Materials for pallets, corrugated protection, corner-boards and stretch wrapping are included in Addendum B.

Project Management:

A project management fee will be charged on a per kit basis which includes the following services:

The management fee is detailed in the pricing section found in Addendum B.

               Job Engineering                Order Processing
               Local Interplant Freight       Dedicated Resources
               Inventory Management           Account Management
               Transaction Reporting          First Article Inspection

Procured Parts (supplier Specified):
All procured components will be marked-up at the rates provided in Addendum B.

Invoicing
Modus Media International shall submit an invoice to E-Stamp Corporation for each shipment, or partial shipment of products, components or provision of services. Invoices will be generated when product is moved into Finished Goods and when an order is built to ship for bulk distribution. Fulfillment invoices from Modus Media International will summarize monthly fulfillment charges and provide detailed accountability broken down by each Sales Order shipped.

Film, Digital Files, and Plates:
All platemaking film made by Modus Media used solely for E-Stamp's work will become E-Stamp's property upon payment of invoices. All film or electronic files furnished by E-Stamp used solely for E-Stamp's work will remain E-Stamp's property. All plates made by Modus Media used solely for E-Stamp's work will remain Modus Media's property. All electronic imposition files Modus Media makes from E-Stamp's furnished digital files, all type fonts used for the production of E-Stamp's work, any storage devices, disks, etc. used to archive E-Stamp's files and any proprietary software, systems or technology used to process E-Stamp's files will remain Modus Media property. Modus Media agrees not to use any film, digital files or plates made on behalf of E-Stamp for any other purpose other than what has been previously agreed to by E-Stamp.

RMA Service
Please see Addendum A for specific RMA procedure requirements.

Other Pricing:
All relevant pricing for other services is included in Addendum B. Any other pricing for any other services will be provided upon request.

Terms of Payment, Interest, Collection Costs, and Billing Disputes
Term of Payment is defined as Net 30 from date of invoice. Should any invoice issued hereunder become past due in excess of 60 days, E-Stamp agrees to pay interest at the rate of one and one-half percent (1.5%) per month, or the lawful limit if less, on all such amounts excluding any amounts that E-Stamp is currently disputing with Modus Media, commencing fifteen (15) days after written notice to E-Stamp as well as all the costs of collection of overdue accounts, if any, including, but not limited to, reasonable attorney's fees. Interest payable will be calculated from the invoice due date to the date payment is received. Should any portion of an invoice be disputed, E-Stamp agrees to pay the undisputed portion according to its terms and E-Stamp will notify Modus Media promptly of the dispute. Both parties agree to use their best efforts to resolve the disputed portion of the invoice within thirty (30) days of learning of the dispute.

Bankruptcy
If either party shall be adjudicated a bankrupt, institute voluntary proceedings for bankruptcy or reorganization, make an assignment for the benefit of its creditors, apply for or consent to the appointment of a receiver for it or its property, or admit in writing its inability to pay its debts as they become due, the other party may terminate this Agreement by written notice. Any such termination will not relieve either party from any accrued obligations thereunder.

Limitation of Liability
Modus Media will perform the work in a good and workmanlike manner and in accordance with the specifications and production schedule. In no event will either party be liable to the other for special, incidental or consequential damages, including, but not limited to, lost profits or business. Modus Media's liability shall be limited to the total payments actually received under this agreement.

Responsibility for Subject Matter
In furnishing Modus Media with matter to reproduce, or distribute, or to have incorporated in the completed product, E-Stamp represents and warrants that none of such matter infringes any copyright or other rights of a third party (either as furnished to Modus Media by E-Stamp or as altered by Modus Media at E-Stamp's direction), or patent, is libelous, or otherwise violates the rights of or will cause damage or injury to other persons E-Stamp agrees to indemnify and save Modus Media harmless from all losses, damages and expenses, including attorneys' fees, which Modus Media may suffer as the result of any claim of such violation, damage, or injury.

Work Stoppages
Modus Media will not be liable for delays or non-performance of this Agreement occasioned by strikes, fires, accidents, or by causes beyond Modus Media's control including, but not limited to, the inability to obtain necessary materials or utilities. In the event of a stoppage or delay resulting from any such cause, Modus Media will perform such parts of the work as Modus Media is capable of performing. In the event E-Stamp places any other part of the work elsewhere, E-Stamp agrees to allow Modus to resume the work as promptly as practical.

Insurance:
Modus Media will carry, at its own expense, fire, sprinkler leakage and extended coverage insurance, subject to the usual exclusions, limitations, and conditions of such policies on the actual cash value of all Modus Media materials, work in process, and all Finished Goods completed and not shipped, and on the actual cash value of all positives, copy, artwork, paper and other materials finished by E-Stamp while in Modus Media's care, custody and control. If E-Stamp's property is damaged as a result of an insured peril under the applicable insurance policy, then, at Modus Media's option with the concurrence of E-Stamp, will replace E-Stamp's damaged property or reimburse E-Stamp for the actual cash value of the damaged property. If Modus Media elects to reimburse

E-Stamp for the damaged property's actual cash value, the amount payable to E-Stamp shall be limited to the proceeds of such policy plus any related deductible, if any, applied to the claim for damage to E-Stamp's property. For positives and other media Modus Media's insurance coverage and liability shall be limited to the cost of blank film or other media and the cost of duplication from an original or other copy.

Passing of Title:
Title and possession will pass to E-Stamp upon delivery into finished goods or upon date of final invoicing, whichever is earlier.

Governing Law:
The laws of each state where the goods and services are performed will govern this Agreement.

Section D:  General Terms
-------------------------

Term:
The term of this agreement is from December 1, 1998 through December 31, 1999. The parties agree to negotiate toward a new agreement prior to the end date. Standard pricing will be reviewed semi-annually.

Termination:
This agreement may be terminated by either party with 90 calendar days written notice to the other. Upon termination or expiration of this Agreement, the parties will agree upon disposition of all raw material, work in progress, and Finished Goods inventories in accordance with the terms of this agreement. Any such termination or expiration will not relieve either party from any accrued obligations defined hereunder.

Disputes:
Both parties agree to negotiate disputes in good faith and should they fail to reach agreement, agree that any dispute, controversy or difference between the parties, arising out of or related to this Agreement may be resolved, upon the request of the parties, through final and binding arbitration. The parties agree that this Section does not apply to breaches of confidentiality or intellectual property provisions whereby E-Stamp may petition a court of law for injunctive relief.

This Agreement and the Addendums attached hereto contain all the Agreements, understanding, representations, conditions, warranties and covenants, and constitutes the sole and entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior communications or agreements, written or oral. This Agreement may not be revised or modified except by the mutual written consent of both Modus Media and E-Stamp as attested to by an instrument signed by an officer of each of them.

Agreed and accepted by:

E-Stamp Corporation                   Modus Media International

By        Helen Eliadis               By       Colleen Mitchell
  ------------------------------        ------------------------------

Title     Director, M&D               Title    Sales Representative
     ---------------------------           ---------------------------

Date      June 1, 1999                Date     June 1, 1999
    ----------------------------          ----------------------------

Signature /s/ Helen Eliadis           Signature /s/ Colleen Mitchell
         -----------------------               -----------------------

                                    Appendix
                                    --------

Modus Media International will provide E-Stamp Corporation Call Center Services in Modus Media's Preston Solution Center during their Beta phase. While E-Stamp is in official Beta phases, their Call Center pricing will be based on an hourly charge. The charge will be $28.00 per hour of Call Center time. Call Center Pricing in Addendum B will be applicable once E-Stamp exits Beta Phase.

                                                                December 4, 1998

                                                   FULFILLMENT PRICE QUOTE
                                                          E-Stamp
Modus Media International
Preston Solution Center
---------------------------------------------------------------------------------------------------
                  Description                      Charge             Volume               Total
---------------------------------------------------------------------------------------------------
                                                                     Per Month            Monthly
          ADMINISTRATIVE CHARGES
   Monthly Management Fee                         $1,500.00                  1           $ 1,500.00
   Set-up Fees                                    $1,200.00                  1           $ 1,200.00

          RESPONSE MANAGEMENT
   Inbound 800 Call Service
          0 - 20,000 minutes                      $    0.95              4,545           $ 4,317.75
          20,001 - 40,000 minutes                 $    0.92                  0           $     0.00
          40,001 + minutes                        $    0.87                  0           $     0.00
   Mail / Fax / e-mail Processing                 $    1.30                300           $   390.00
   Imported Orders                                $    0.35                100           $    35.00

          FINANCIAL PROCESSING
   Visa, MasterCard, Discover                          3.50%        $90,000.00           $ 3,150.00
   American Express                                    4.00%        $22,500.00           $   900.00
   Check Processing                               $    1.50                 25           $    37.50
   Purchase Order Service                         $    8.60                 25           $   215.00
   Additional Invoice/Statement                   $    4.00                  0           $     0.00
   Returned Check Processing                      $   15.00                  1           $    15.00
   Refund Processing                              $    0.00                  0           $     0.00

          SPECIAL OPERATIONS
   Programming, per hour                          $  115.00                  0           $     0.00
   Clerical, per hour                             $   48.00                  0           $     0.00
   Data Transfer                                  $    7.50                 42           $   315.00
   FTC Cards                                      $    0.71                  0           $     0.00
   Followup Outbound Calls                        $    1.60                500           $   800.00
   Outbound Fax Fee                               $    1.30                 21           $    31.50

          FULFILLMENT CHARGES
   Enduser Pick & Pack first line item            $    2.27              1,000           $ 2,270.00
   Additional line items in same carton, per      $    0.35                 50           $    30.00
    item
   Serial Number Capture                          $    0.18
   Intl Export Documents, per order               $    3.50                  0           $     0.00
   Freight & Postage                              $    0.00                  0           $     0.00
   End User Returns Processing                          TBD                  0           $     0.00
   Bulk Returns Processing                              TBD                  0           $     0.00

          MATERIALS HANDLING
Receive furnished product, per part #             $   22.90                  1           $    22.90
Storage, per pallet, per month                    $   14.50                  5           $    72.50

          REPORTING
Standard per occurrence (up to 5 pgs)             $    5.00                  0           $     0.00
          Customized Report                       $    0.00                  0           $     0.00

TOTAL P.O.                                                                               $15,520.09
---------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                  Description                                                     Comments
-----------------------------------------------------------------------------------------------------------------------------
           ADMINISTRATIVE CHARGES
   Monthly Management Fee                         Covers 1 set of basic reports, on-going training, project coordination and documentation
   Set-up Fees                                    One time fee.  Set up includes programming fees and one 800 number.

          RESPONSE MANAGEMENT
   Inbound 800 Call Service
          0 - 20,000 minutes                      per minute
          20,001 - 40,000 minutes                 per minute
          40,001 + minutes                        per minute
   Mail / Fax / e-mail Processing                 Per mail/fax/e-mail order
   Imported Orders                                Per imported order

          FINANCIAL PROCESSING
   Visa, MasterCard, Discover                     3.5% of total order charge
   American Express                               4% of total order charge
   Check Processing                               Per Check
   Purchase Order Service                         Per initial order (includes 1st invoice)
   Additional Invoice/Statement                   Per invoice or statement
   Returned Check Processing                      Per returned check
   Refund Processing

          SPECIAL OPERATIONS
   Programming, per hour                          Per programming hour
   Clerical, per hour                             Per clerical hour
   Data Transfer                                  Per file created (ASCII, fixed length, comma delimited)
   FTC Cards                                      Per notification (Customer notification of delayed shipment)
   Followup Outbound Calls                        Per Call (Credit Card Problem, etc.)
   Outbound Fax Fee                               Per Fax Page

          FULFILLMENT CHARGES
   Enduser Pick & Pack first line item            Includes pick/pack, packing slip, small ship carton (price may change depending on carton size)
   Additional line items in same carton, per      Per additional line items
    item
   Serial Number Capture                          Per number captured
   Intl Export Documents, per order               Per order
   Freight & Postage                              Actual costs billed as incurred
   End User Returns Processing                    Per RMA
   Bulk Returns Processing                        Per RMA Unit (incl receive, log, disposition, scrap or re-stock)

          MATERIALS HANDLING
Receive furnished product, per part #             Per Part # - Furnished product received from 3rd party
Storage, per pallet, per month                    Per pallet

          REPORTING
Standard per occurrence (up to 5 pgs)             Per Occurrence (standard reports beyond the basic set included in the monthly management fee)
          Customized Report                       Per hour

TOTAL P.O.                                        Sum of all estimated charges
-----------------------------------------------------------------------------------------------------------------------------

Modus Media International                                       Estamp                                       December 4, 1988
Preston Solution Center

               Service                                         Charge                             Comments
----------------------------------------                   --------------   -------------------------------------------------
Turnkey
   Administration
                                                           --------------
      New SKU setup                                            $   135.00   Per Product Family per Platform
                                                           --------------
      Management Fee                                           $     1.00   Per Kit
                                                           --------------
      BOM Change                                               $    50.00   Per ECO
                                                           --------------
      EDI Import                                               $     0.35   Per Order
                                                           --------------
      Order Entry Fax Orders                                   $     1.30   Per Order
                                                           --------------
      Manufacturing Invoicing                                       Order   Timeframe (Each order, day, weekly, monthly)
                                                           --------------
      Distribution Invoicing                                      Monthly   Timeframe (Each order, day, weekly, monthly)
                                                           --------------
      Payment Terms                                                  n-30   (Cash, net 30, net 60, etc.
                                                           --------------

   Manufacturing
      Manufacturing Service Level
                                                           --------------
         Components Stock                                               3   Days
                                                           --------------
         Components Not Stock                                          10   Days
                                                           --------------
      Assembly                                                 $     0.10   Touch (Boxes -2; Shrinkwrap -1; Scanning -1; Sleeves -2)
                                                           --------------
      Disk Subs                                                        NA   Touch (Disk, label, bag = 1 touch)
                                                           --------------
      Disk Replication                                                 NA   HD or LD
                                                           --------------
      Make ready/staging fee
                                                           --------------
         Run lengths less than 500 units                               NA   Per Kit
                                                           --------------
         Run lengths greater than or equal to 500 units                NA   Per Kit
                                                           --------------
         Run lengths greater than or equal to 5000 units               NA   Per Kit
                                                           --------------
      Palletization                                            $     0.20   Per Kit
                                                           --------------
      Rework                                                   $     0.10   Proposed $135 Add'l Charge
                                                           --------------
      Rush Order                                                       NA   Per Order
                                                           --------------
      CD Replication
                                                           --------------
         24 hr turn Mastering                                  $ 1,100.00   One time charge
                                                           --------------
         Production                                            $     0.62   Per CD
                                                           --------------
         72 hr turn Mastering                                  $   540.00   One time charge
                                                           --------------
         Production                                            $     0.65   Per CD
                                                           --------------
         5 day turn Mastering                                  $     0.00   One time charge
                                                           --------------
         Production                                            $     0.65   Per CD
                                                           --------------
         CD insertion into tyvek sleeve                        $     0.12   Per CD
                                                           --------------
         CD insertion into plastic sleeve                              NA   Per CD
                                                           --------------

   Distribution
      Distribution Service Level
                                                           --------------
         Orders in by ___ ship same day                           2:00 PM   Time: Mountain Standard
                                                           --------------
         Expedite orders in by ___ ship same day                  2:00 PM   Time: Mountain Standard
                                                           --------------
         Orders in by ___ ship next day                           2:00 PM   Time: Mountain Standard
                                                           --------------
      Serial Number Capture (Distribution)                     $     0.18   Each
                                                           --------------
      Generate Customer Letters                                        NA   Per Page
                                                           --------------

   Pick & Pack
      End User (Orders from 1 to 20)
                                                           --------------
         1st Pick                                              $     2.27   Per Kit
                                                           --------------
         Additional Picks                                      $     0.35   Per Kit
                                                           --------------
      Bulk (Orders from 21 and larger)
                                                           --------------
         1st Line                                              $    22.00   Per Line
                                                           --------------
         Additional Lines                                      $    22.00   Per Line
                                                           --------------
      Export Documents Preparation                             $     0.05   Per Order
                                                           --------------

Modus Media International                                       Estamp                                       December 4, 1988
Preston Solution Center

               Service                                         Charge                             Comments
----------------------------------------                   --------------   -------------------------------------------------
                                                           --------------
      Freight                                                  $     0.04   Per Freight sent via Prepaid & Add, Collect or
                                                                            3rd Party Billing
                                                           --------------
      Rush Orders                                              $     3.50
                                                           --------------

   RMAs
                                                           --------------
      1-9 Units                                                             Flat fee only
                                                           --------------
      Over 9 Units                                                          Each Kit over 9 + flat fee
                                                           --------------

   Receiving
                                                           --------------
      Furnished Parts (Customer Supplied)                      $    22.90   Per pallet
                                                           --------------

   Purchasing
                                                           --------------
      Outside Purchase markup                                        18.5%  Components Unit Price less than $20
                                                           --------------
      Outside Purchase markup                                        18.5%  Components Unit Price greater than $20
                                                           --------------
      Print 3 or 4 Color                                                    Off List
                                                           --------------
      Print 2 Color                                                         Off List
                                                           --------------
      Print 1 Color                                                         Off List
                                                           --------------
      One Time Charges (Prelim)(die costs, etc.)               $   815.00   Billed on a separate PO
                                                           --------------

   Inventory
                                                           --------------
      Storage of Components                                    $    14.50   $Pallet/Month
                                                           --------------
         Average Number / Month                                             Pallets
                                                           --------------
      Storage of Finished goods                                $    14.50   $Pallet/Month
                                                           --------------
         Average Number / Month                                             Pallets
                                                           --------------
      Cost of Money                                                  1.30%  Per Month (Stream owned components older than 90 Days)
                                                           --------------
      Obsolete                                                        180   How many days/months before defined as obsolete
                                                           --------------
                                                                 Monthly    When is it dispositioned
                                                           --------------
                                                               $    12.50   Per pallet price to return to customer
                                                           --------------

   Miscellaneous
                                                           --------------
      Reports                                                  $     5.00   Each
                                                           --------------
      Faxes                                                    $     1.30   Per page
                                                           --------------
      File Transfers                                           $     7.50   Each
                                                           --------------
      Programming                                              $   115.00   Per hour
                                                           --------------

   Forecast
                                                           --------------
         Manufacturing                                         Rolling 90   Type and timeframe of forecast
                                                           --------------
                                                      After 21st of Month   When provided
                                                           --------------
         Distribution                                                       Type and timeframe of forecast
                                                           --------------
                                                                            Min. daily orders
                                                           --------------
                                                                            Max. daily orders
                                                           --------------
         Phone Center                                                       Type and timeframe of forecast
                                                           --------------
                                                                            Min. daily calls
                                                           --------------
                                                                            Max. daily calls
                                                           --------------